UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 3, 2006
Date of report (Date of earliest event reported)

SL Green Realty Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	1-13199	13-3956775
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

420 Lexington Avenue	10170
New York, New York	(Zip Code)
(Address of Principal Executive Offices)

(212) 594-2700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing of obligation of the registrant under any of the following provisions:

☒       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

Merger Agreement

On August 3, 2006, SL Green Realty Corp. (the “Company”), Wyoming Acquisition Corp. (“Purchaser”), Wyoming Acquisition GP LLC, Wyoming Acquisition Partnership LP (“Purchaser LP”), Reckson Associates Realty Corp. (“Reckson Associates”) and Reckson Operating Partnership, L.P. (“Reckson OP”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).  Under the terms of the Merger Agreement, Reckson Associates will merge with and into Purchaser (the “Merger”), with Purchaser continuing after the Merger as the surviving entity.  At the effective time of the Merger, each of the issued and outstanding shares of common stock of Reckson Associates will be converted into the right to receive (i) $31.68 in cash, and (ii) 0.10387 of a share of the common stock, par value $0.01 per share, of the Company (the “Merger Consideration”).  Reckson Associates currently has approximately 83.25 million shares outstanding.  The Company will also assume approximately $2.0 billion of Reckson Associates’ outstanding debt.  The Merger will be fully taxable to Reckson Associates’ stockholders and the limited partners of Reckson OP (including with respect to the stock component of the Merger Consideration).

In addition, under the terms of the Merger Agreement, Purchaser LP will merge with and into Reckson OP (the “Partnership Merger”), with Reckson OP continuing after the Partnership Merger as the surviving entity.  At the effective time of the Partnership Merger, each common unit in Reckson OP will be converted into the right to receive the applicable amount of Merger Consideration in respect of the number of shares of Reckson Associates common stock issuable upon exchange of each such common unit in accordance with the Amended and Restated Agreement of Limited Partnership of Reckson OP as if such common units were converted or exchanged for an equal number of shares of Reckson Associates common stock immediately prior to the effective time of the Merger.

The Merger Agreement has been approved by the Board of Directors of the Company and by a special committee comprised of all of the independent directors of the Board of Directors of Reckson Associates.

Reckson Associates has agreed to certain covenants, including, among others, subject to certain exceptions described in the Merger Agreement, an obligation not to initiate, solicit, encourage or facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes or may reasonably be expected to lead to any competing transaction (as defined in the Merger Agreement) or enter into discussions or negotiate with any person in furtherance of such inquiries or to obtain a competing transaction.  Prior to the closing, Reckson Associates has agreed to operate its business in the ordinary course consistent with past practice and not to take certain actions specified in the Merger Agreement.  Prior to the closing, the Company has agreed to operate its business in the ordinary course consistent with its good business judgment and not to take certain actions specified in the Merger Agreement.  Each of the Company and Reckson Associates will be permitted to pay quarterly dividends through the consummation of the Merger.

Consummation of the Merger is subject to customary conditions, including the approval of the Merger by the holders of Reckson Associates common stock, the registration of the Company’s shares of common stock to be issued in the Merger, the listing of such shares on the New York Stock Exchange and the absence of any order, injunction or legal restraint or prohibition preventing the consummation of the Merger or the Partnership Merger.  In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) the accuracy of the representations and warranties of the other party (subject to the materiality standards contained in the Merger Agreement), (ii) compliance in all material respects of the other party with its covenants, (iii) the absence of a material adverse effect (as defined in the Merger Agreement) on the other party and (iv) the delivery of opinions of counsel with respect to each other’s status as a real estate investment trust.

The Merger Agreement contains certain termination rights for both the Company and Reckson Associates and provides that, upon termination of the Merger Agreement under specified circumstances described in the Merger Agreement, Reckson Associates would be required to pay the Company a termination fee of $99.8 million, and/or that Reckson Associates would be required to reimburse the Company for its out-of-pocket costs and expenses up to $13.0 million.

The Merger Agreement contains representations and warranties that the parties have made to each other as of specific dates.  The assertions embodied in those representations and warranties were made solely for purposes of the contract between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms.  Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been intended not as statements of fact, but rather as a way of allocating risk among the parties.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated in this report by reference.

Sale Agreement

On August 3, 2006, the Company and Rechler MRE LLC (“Rechler LLC”), an entity of which Messrs. Rechler, Maturo and Barnett (members of the executive management of Reckson Associates), and Marathon Investment Management are members, entered into an agreement (the “Sale Agreement”) pursuant to which the Company has agreed to direct Reckson Associates or a subsidiary thereof (“Seller”) to sell to Rechler LLC or its designee (“Buyer”), and Buyer has agreed to purchase from Seller, (i) certain real property assets of Seller and 100% of certain loans secured by real property, all of which are located in Long Island, New York, (ii) certain real property assets of Seller located in White Plains and Harrison, New York (the “Eastridge Portfolio”), (iii) certain real property assets of Seller located in New Jersey, (iv) the entity owning a 25% interest in the portfolio held by Reckson New York Property Trust, an Australian listed property trust, Reckson Associates’ Australian management company and other related entities and contracts (the “LPT Assets”), (v) the direct or indirect interest of Seller in Reckson Strategic Venture Partners, LLC (“RSVP”) by a 50/50 joint venture between Buyer and an affiliate of the Company and (vi) a 50% participation interest in certain loans made by a subsidiary of Reckson Associates that are secured by four real property assets located in Long Island, New York.  The aggregate purchase price (including the Company’s portion of the RSVP purchase price) for the above assets is approximately $2.1 billion, subject to adjustment.  The Company has received from Rechler LLC a deposit in the amount of $84,000,000 (the “Deposit”).  The Company will be entitled to retain all or a portion of the Deposit as liquidated damages in the event of certain defaults by Rechler LLC under the Sale Agreement.

The transactions contemplated by the Sale Agreement are expected to close on the same day as the closing of the Merger and are conditioned upon the occurrence of the Merger and certain other customary closing conditions.

In addition, the Company has committed to provide, or arrange for one of its affiliates to provide, financing to Buyer in connection with the purchase of one or more of the assets described above, subject in certain cases to the negotiation and agreement of the terms and conditions thereof.

In the event the Merger Agreement and the Sale Agreement are terminated and the Company receives the termination fee described above, the Company has agreed to pay to Rechler LLC an amount equal to (a) its actual out of pocket expenses incurred in connection with the transactions contemplated by the Sale Agreement, but in no event more than the lesser of (i) $8,000,000 and (ii) 7.2% of the actual termination fee received by the Company under the Merger Agreement, plus (b) $1,000,000.

Forward-Looking Statements

This filing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements other than statements of historical facts included in this filing are forward-looking statements.  All forward-looking statements speak only as of the date of this filing.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company, Reckson Associates and their affiliates or industry results or the benefits of the proposed transaction to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements.  Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the stockholders of Reckson Associates, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies and the effects of general and local economic and real estate conditions.  Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission.  The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Additional Information and Where to Find It

This filing does not constitute an offer of any securities for sale.  In connection with the proposed transaction, the Company and Reckson Associates expect to file a proxy statement/prospectus as part of a registration statement regarding the proposed transaction with the Securities and Exchange Commission.  Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about the Company and Reckson Associates and the proposed transaction.  Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents when filed by the Company and Reckson Associates with the SEC at the SEC’s website at www.sec.gov.  The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from the Company or Reckson Associates by directing such request to: SL Green Realty Corp., 420 Lexington Avenue, New York, NY 10170, Attention: Investor Relations, or Reckson Associates Realty Corp., 225 Broadhollow Road, Melville, NY 11747, Attention: Investor Relations.  Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the Merger.

The Company and Reckson Associates and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Reckson Associates in connection with the Merger.  Information about the Company and its directors and executive officers, and their ownership of Company securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of the Company, which was filed with the SEC on April 17, 2006.  Information about Reckson Associates and its directors and executive officers, and their ownership of Reckson Associates securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Reckson Associates, which was filed with the SEC on April 10, 2006.  Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

Item 9.01.      Financial Statements and Exhibits.

(d)        Exhibits

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Merger, dated August 3, 2006, by and among SL Green Realty Corp., Wyoming Acquisition Corp., Wyoming Acquisition GP LLC, Wyoming Acquisition Partnership LP, Reckson Associates Realty Corp. and Reckson Operating Partnership, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ GREGORY F. HUGHES
Name: Gregory F. Hughes
Title: Chief Financial Officer

Date:       August 9, 2006